Exhibit 10.1

SEABRIGHT INSURANCE HOLDINGS INC.

SECOND AMENDED AND RESTATED 2003 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

        This Second Amended and Restated 2003 Stock Option Plan (the “Plan”) of SeaBright Insurance Holdings, Inc., a Delaware corporation, adopted by the Board of Directors of the Company on April 3, 2007, for executives, directors, consultants, advisors and key employees of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

ARTICLE II

Definitions

        For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

        “Board” shall mean the Board of Directors of the Company.

        “Cause” shall mean (A) if a Participant (i) acts in bad faith and to the detriment of the Company; (ii) refuses or fails to act in accordance with any specific direction or order of the Company or the Board; (iii) exhibits in regard to his employment unfitness or unavailability for service, unsatisfactory performance, misconduct, dishonesty, habitual neglect, or incompetence; (iv) is convicted of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person (or enter a plea of guilty or nolo contendere with respect thereto); or (v) breaches any material term of this Plan or breaches any other agreement (including, without limitation, any employment agreement) between or among such Participant and the Company or (B) such other definition may be set forth in a Participant’s Option Agreement (as defined in Section 6.3).

        “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        “Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

        “Common Stock” shall mean the Company’s Common Stock, par value $.01 per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

        “Company” shall mean SeaBright Insurance Holdings, Inc., a Delaware corporation, and (except to the extent the context clearly requires otherwise) any subsidiary corporation of SeaBright Insurance Holdings, Inc. as such term is defined in Section 424(f) of the Code.

        “Disability” shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his or her duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

        “Fair Market Value” of the Common Stock shall be determined by the Committee or, in the absence of the Committee, by the Board.

        “Options” shall have the meaning set forth in Article IV.

        “Participant” shall mean any executive or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        “Sale of the Company” means the sale of the Company pursuant to which any party or parties (other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

ARTICLE III

Administration

        The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

        The number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 101,500 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The 101,500 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

        5.1    Options. The Committee may grant Options to Participants in accordance with this Article V.

        5.2    Form of Option. Options granted under this Plan may be, in the Committee’s discretion, either incentive stock options (which are intended to be “incentive stock options” within the meaning of Section 422(b) of the Code or any successor provision) or nonqualified stock options.

        5.3    Exercise Price. The option exercise price per share of Common Stock shall be fixed by the Committee at not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

        5.4    Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

        5.5    Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock that he or she has owned for at least six months prior to the date of exercise with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

        5.6    Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

ARTICLE VI

General Provisions

        6.1    Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

        6.2    Sale of the Company. In the event of a Sale of the Company and a Participant is terminated from being a director, officer or employee of, or from performing other services for the Company or a Subsidiary through an “Involuntary Termination” (defined below) effected within forty-eight (48) months following the effective date of such Sale of the Company, all of Participant’s Options shall automatically accelerate and become fully vested and exercisable. Any Option so accelerated will remain exercisable until the earlier of (i) the expiration of the option term or (ii) the end of a one-year period measured from the date of the Involuntary Termination.

        An Involuntary Termination will be deemed to occur upon (i) the Participant’s involuntary dismissal or discharge by the Company or a Subsidiary or by its or their successor for reasons other than Cause or (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (base salary or any target incentive compensation) by more than ten percent or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company or a Subsidiary or by its or their successor without the Participant’s written consent.

        In addition, in the event of a Sale of the Company, the Committee or the Board may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company and/or that all Options shall terminate if not exercised as of the date of the Sale of the Company.

        6.3    Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chairman or Chief Executive Officer or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Agreement (including, but not limited to, (a) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director of, or consultant or advisor to, the Company or its Subsidiaries), (b) rights of first refusal granted to the Company and Designees, (c) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (d) any other terms and conditions which the Committee shall deem necessary and desirable).

        6.4    Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

        6.5    Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

                (a)     by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

                (b)     to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

        6.6    Expiration of Options.

                (a)     Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to paragraph 5.6 above.

                (b)     Early Expiration Upon Termination of Employment and Other Matters. Except as otherwise provided by the Committee in a Participant’s Option Agreement and except as set forth in Section 6.2 hereof, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director of, or consultant or advisor to, the Company or its Subsidiaries) shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment (or in the case of a Participant who was not an employee, the date on which such Participant is no longer acting as a director of, or consultant or advisor to, the Company or its Subsidiaries) shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant’s Option shall expire 90 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 45 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant’s Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date.

        6.7    Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

        6.8    Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or any merger, consolidation or exchange of shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares of Common Stock then subject to any Options.

        6.9    Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment, consulting or advisory arrangement at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination by the Company without Cause) (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director of, or consultant or advisor to, the Company or its Subsidiaries) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee, director, consultant or advisor shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

        6.10    Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair in any material respect the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

        6.11    Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair in any material respect the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent (not to be unreasonably withheld or delayed), the Committee may cancel any Option and issue a new Option to such Participant.

        6.12    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

ARTICLE VII

Incentive Stock Options

        Notwithstanding anything to the contrary contained herein, all Options which are “incentive” stock options (i) shall have an exercise price per share of Common Stock of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than 10 years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Options were granted, may be exercised only by such Participant (or his guardian or legal representative), and (iv) shall be exercisable only during the Participant’s employment by the Company, provided, however, that the Committee may, in its discretion, provide at the time that an Option is granted that such Option may be exercised for a period ending upon either (x) the termination of this Plan in the event of a Participant’s death while an employee of the Company, or (y) the date which is three months after termination of the Participant’s employment for any other reason; and provided further that if an Option is granted to a person who owns, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary of the Company in existence on such date of grant), (A) the price at which each share of Common Stock may be purchased upon exercise of such Option may not be less than 110% of the Fair Market Value of such share on the date of grant, and (B) the Option, by its terms, may not be exercised more than five years after the date of grant. The Committee’s discretion to extend the period during which an Option is exercisable shall only apply to the extent that (i) the Participant was entitled to exercise such Option on the date of termination and (ii) such Option would not have expired had the Participant continued to be employed by the Company.

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